Exhibit 99.1

STORE Capital Announces Investment from Berkshire Hathaway

Investment Represents 9.8% Ownership Stake

SCOTTSDALE, Ariz., June 26, 2017 – STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced that Berkshire Hathaway has invested $377 million in the company, representing 9.8% of total shares outstanding. In the transaction, STORE Capital issued 18.6 million shares of company stock in a private placement to a wholly owned subsidiary of Berkshire Hathaway at a price of $20.25 per share.

“Berkshire Hathaway’s investment solidly positions STORE for continued growth, while adding measurably to our already strong financial position,” said Christopher H. Volk, President and Chief Executive Officer of STORE Capital. “An investment in our company from one of history’s most admired investors represents a vote of confidence in our experienced leadership team and an affirmation of our profit-center real estate investment and management approach.”

The shares are being offered and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) promulgated thereunder. The shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in over 1,750 property locations, substantially all of which are profit centers, in 48 states. Additional information about STORE Capital can be found on its website at www.storecapital.com.

About Berkshire Hathaway

Berkshire Hathaway and its subsidiaries engage in diverse business activities including property and casualty insurance and reinsurance, utilities and energy, freight rail transportation, finance, manufacturing, retailing and services. Common stock of the company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

STORE Capital Corporation

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts, including statements regarding the Company’s future growth and financial position, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

STORE Capital

Financial Profiles, Inc.

Moira Conlon, 310-622-8220

Tricia Ross, 310-622-8226

STORECapital@finprofiles.com